Exhibit 10.6.4

July 26, 2013

AxoGen, Inc.

AxoGen Corporation

13859 Progress Blvd.

Alachua, FL 32615

Attention: Karen Zaderej

Ladies and Gentlemen:

Reference hereby is made to that certain Revenue Interests Purchase Agreement (the “Revenue Purchase Agreement”), dated as of October 5, 2012 by and between AxoGen, Inc., a Minnesota corporation (the “Company”), and PDL BioPharma, Inc., a Delaware corporation (“PDL”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Revenue Purchase Agreement.

Section 5.16 of the Revenue Purchase Agreement entitles PDL to receive notice and to participate in the sale of New Securities. PDL hereby agrees that its right of first offer under Section 5.16 is not applicable to the issuance of securities in a registered public offering of securities of the Company. As such, the parties agree that Sections 5.16(d) of the Revenue Purchase Agreement is hereby deleted, and is replaced and superseded in its entirety by the following:

(d) The right of first offer in this Section 5.16 shall not be applicable to (i) issuance of options under the Company’s equity compensation plans, where such plans have been approved by the Company’s shareholders; (ii) issuance of equity securities to one or more counterparties in connection with the consummation, by the Company, of a strategic partnership, joint venture, collaboration or acquisition or license of any business products or technology (it being understood and agreed that the primary purpose of any issuance pursuant to this clause (ii) shall not be to raise capital); and (iii) issuance of securities in a registered public offering of securities of the Company.

Except as expressly set forth herein, all other terms of the Revenue Purchase Agreement remain in full force and effect without modification or amendment.

No amendment or waiver of the terms hereof shall be effective unless the same shall be in writing and signed by each of the signatories to this Letter Agreement. This Letter Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, without giving effect to the principles of conflicts of law thereof. This Letter Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Very truly yours,

PDL BIOPHARMA, INC.

By:	/s/ Danny Hart
Name:	Danny Hart
Title:	Deputy General Counsel

Acknowledged and agreed as of the
date first above written

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	General Counsel